Exhibit 10.1

[Lifeline Systems, Inc. Logo]

Mark G. Beucler
Vice President Finance,
Chief Financial Officer
and Treasurer

September 13, 2004

Mr. Jeffrey W. Ubben and

    the other individuals and entities listed on Schedule I hereto

435 Pacific Ave.

4th Floor

San Francisco, CA 94133

To Whom It May Concern:

Reference is hereby made to that certain Agreement, dated as of June 30, 2002 (the “Agreement”), among Lifeline Systems, Inc., a Massachusetts corporation (the “Company”), and (a) ValueAct Capital Partners, L.P., (b) ValueAct Capital Partners II, L.P., (c) ValueAct Capital International, Ltd., (d) VA Partners, L.L.C., (e) Jeffrey W. Ubben, (f) George F. Hamel, Jr. and (g) Peter H. Kamin (collectively and individually, “ValueAct”).

The Company and ValueAct agree that the term “Company” as defined and used in the Agreement is hereby modified to also include (1) all successors and assigns of Lifeline Systems, Inc. (a Massachusetts corporation in existence on the date hereof), whether by merger, share exchange, entity conversion or otherwise, and (2) any corporation or other entity that beneficially owns, either directly or indirectly, all of the outstanding capital stock, units or interests, as applicable, of Lifeline Systems, Inc. (a Massachusetts corporation in existence on the date hereof) or its successors or assigns. For the avoidance of doubt, the Company and ValueAct further agree that the term “Common Stock” as defined and used in the Agreement is hereby modified to also include the common stock of (1) all successors and assigns of Lifeline Systems, Inc. (a Massachusetts corporation in existence on the date hereof), whether by merger, share exchange, entity conversion or otherwise, and (2) any corporation or other entity that beneficially owns, either directly or indirectly, all of the outstanding capital stock, units or interests, as applicable, of Lifeline Systems, Inc. (a Massachusetts corporation in existence on the date hereof) or its successors or assigns.

Except as expressly set forth herein, nothing contained herein shall be deemed to alter or modify the terms and provisions of the Agreement. This letter agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

Sincerely,

LIFELINE SYSTEMS, INC.

Lifeline Systems	By:	/s/ Mark Beucler
111 Lawrence Street	Name:	Mark Beucler
Framingham, MA	Title:	Vice President, Finance
01702-8156		Chief Financial Officer
Phone: 508-988-3200		and Treasurer
Fax: 508-988-1386
mbeucler@lifelinesys.com
www.lifelinesys.com

ACCEPTED AND AGREED:

VALUEACT CAPITAL PARTNERS, L.P.

By:	VA Partners, L.L.C., its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Managing Member

VALUEACT CAPITAL PARTNERS II, L.P.

By:	VA Partners, L.L.C., its General Partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Managing Member

VALUEACT CAPITAL INTERNATIONAL, LTD.

By:	VA Partners, L.L.C., its Investment Manager

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Managing Member

VA PARTNERS, L.L.C.

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Managing Member

/s/ Jeffrey W. Ubben
Jeffrey W. Ubben

/s/ George F. Hamel, Jr.
George F. Hamel, Jr.

/s/ Peter H. Kamin
Peter H. Kamin

SCHEDULE I

ValueAct Capital Partners, L.P.

ValueAct Capital Partners II, L.P.

ValueAct Capital International, Ltd.

VA Partners, L.L.C.

Jeffrey W. Ubben

George F. Hamel, Jr.

Peter H. Kamin